Exhibit 10.82

AMENDMENT NO. 2 TO TRANSACTION BONUS AGREEMENT

This AMENDMENT NO. 2 TO TRANSACTION BONUS AGREEMENT (this “Amendment”) is entered into as of April 12, 2013 by and between ANIP Acquisition Company, a Delaware corporation (the “Company”), and Charlotte Arnold (the “Executive”).

WHEREAS, the Company and the Executive are parties to that certain Transaction Bonus Agreement, dated September 22, 2012, as amended on December 28, 2012 (the “Agreement”);

WHEREAS, following the execution and delivery of the Agreement, the Company and BioSante have agreed to revise the structure of the BioSante Transaction; and

WHEREAS, the Company and the Executive have agreed to amend the Agreement, as more particularly set forth herein, to conform the terms of the calculation and payment the Executive’s Closing Date Bonus to the terms of the revised BioSante Transaction.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                      The first paragraph of Section 11 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary set forth herein, the Company and Executive acknowledge and agree that the merger of ANI Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of BioSante Pharmaceuticals, Inc. (“BioSante”), with and into the Company, as contemplated by that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Merger Sub and BioSante, dated as of April 12. 2013 (the “BioSante Transaction”), is a Change of Control pursuant to the terms of this Agreement and, provided that (1) the conditions to payment under Section 5 have been satisfied and (2) Executive purchases Series D Shares as provided below, the BioSante Transaction will entitle Executive to payment of his or her Closing Date Bonus in cash. For purposes hereof, Net Proceeds of the BioSante Transaction will be calculated as the product of (a) the average closing sale price of the Common Stock of BioSante for the five (5) trading days prior to the execution of the Merger Agreement and (b) the aggregate number of shares of BioSante’s common stock to be issued to the Company’s stockholders in the BioSante Transaction. Executive’s Closing Date Bonus will be calculated based on Net Proceeds as so defined. However, immediately upon receipt of his or her Closing Date Bonus, Executive shall use such cash to purchase, and the Company will sell to the Executive, on the Business Day immediately preceding the closing date of the BioSante Transaction, a number of newly issued shares of the Company’s Series D Convertible Preferred Stock (the “Series D Shares”) so that as of the effective time of the BioSante Transaction the Executive will own the Executive’s Percentage of the issued and outstanding Series D Shares, calculated after giving effect to such sale of Series D Shares to Executive and to the concurrent sale of Series D Shares being made pursuant to Section 11 of the other Bonus Agreements.”

2.                                      Capitalized terms used but not defined herein have the meanings given such terms in the Agreement. Except as specifically set forth herein, the Agreement remains in full force and effect.

3.                                      This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  For purposes of this Agreement, a facsimile or electronic copy of a signature printed by a receiving facsimile machine or printer shall be deemed an original signature.

4.                                      This Amendment will be governed by, construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any conflict of laws principles that would permit or require the application of the laws of another jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be delivered as of the date first above written.

COMPANY:

ANIP Acquisition Company

By:	/s/ Arthur Przybyl
Name:	Arthur Przybyl
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Charlotte Arnold
Charlotte Arnold

Amendment No. 2 to Transaction Bonus Agreement